UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Definitive Agreement

On July 7, 2010, Cott Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cliffstar Corporation (“Cliffstar”) to acquire substantially all of the assets and liabilities of Cliffstar and its affiliated companies. Cliffstar, a privately-held corporation headquartered in Dunkirk, New York, manufactures, sells and distributes non-alcoholic beverages, primarily private label shelf-stable juices.

The purchase price is $500 million in cash, payable at closing, subject to adjustment for working capital and other items. Cliffstar is entitled to additional contingent earnout consideration of up to a maximum of $55 million, based upon the achievement of certain performance measures during the fiscal year ending January 1, 2011 as well as the successful completion of certain expansion projects in 2010. Cliffstar is also entitled to $14 million of deferred consideration which will be paid over a three-year period.

The Company intends to finance the transaction by a combination of new debt issuance of up to $375 million, new common equity issuance of up to $95 million, and incremental borrowings under the Company’s asset based lending (“ABL”) facility of $75 million. The Company expects to amend the ABL facility in connection with the transaction to increase the amount of borrowings available thereunder.

The Purchase Agreement contains representations, warranties, covenants and conditions that the Company believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations. The closing of the transaction is subject to receipt of financing and other customary conditions, including receipt of required regulatory approvals. The transaction is expected to close in the third quarter of 2010. The Purchase Agreement is subject to termination if the transaction is not completed within 120 days of execution (the “End Date”). Either party may elect to extend the End Date 90 days if the required regulatory approvals are not received by the End Date.

Item 2.02.	Results of Operations and Financial Condition

On July 7, 2010, the Company issued a press release announcing the execution of the Purchase Agreement and announcing its 2010 second quarter estimates for filled beverage volume (8 ounce equivalents), revenue and operating income. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

See “Item 2.02. Results of Operations and Financial Condition” above.

In addition, the Company provided supplemental information regarding Cliffstar and the acquisition in connection with presentations to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 7, 2010.
99.2	Investor Presentation dated July 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

July 7, 2010	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 7, 2010.
99.2	Investor Presentation dated July 8, 2010.